D. BROOKS AND ASSOCIATES CPA'S,P.A.

Certified Public Accountants * Valuation Analyst * Advisors

September 30, 2013

Office of the Chief Accountant

Securities and Exchange Commission

100F. Street, NE

Washington, D.C. 20549

Dear Sirs:

We have read the statements included under Item 4.01 in the Form 8-K dated September 30, 2013 of China, Inc. to be filed with the Securities and Exchange Commission and we agree with such statements as they related to our firm.

Yours Truly,

/s/ D. Brooks and Associates, CPA's P.A.

D. Brooks and Associates, CPA's P.A.

D. Brooks and Associates CPA's P.A. 8918 Marlomoor Lance, West Palm Beach, FL. 33412- (954)592-2507